An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified.  This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state.  We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion.  Dated January ___, 2020

SStarTradeTech Inc.

(Exact name of issuer as specified in its charter)

Las Vegas, Nevada

(State or other jurisdiction of incorporation or organization)

www.sstartradetech.com

3773 Howard Hughes Parkway

South Tower

Suite 500

Las Vegas, Nevada 89169

+41 (0) 91 941 8758

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

8742	80-736106
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 50,000,000 Shares

This is a public offering of up to $20,000,000.00 in shares of Common Stock of SStarTradeTech Inc. at a price $0.40 for a maximum of 50,000,000 shares.

The offering price per share is expected to be priced at $0.40. Offering price will be disclosed via a supplemental filing within 2 days of Qualification. The end date of the offering will be exactly 365 days from the date the Offering Circular is approved by the Attorney General of the state of New York (unless extended by the Company, in its own discretion, for up to another 90 days).

Our Common Stock currently trades on the OTC Pink market under the symbol “SSTT” and the closing price of our Common Stock on December 27, 2019 was $0.064.  Our Common Stock currently trades on a sporadic and limited basis.

We are offering our shares without the use of an exclusive placement agent; however, the Company reserves the right to retain a placement agent. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the U.S. Securities Exchange Commission (SEC).

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth.  Different rules apply to accredited investors and non-natural persons.  Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to www.investor.gov.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated January ___, 2020

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

i

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to SStarTrade Tech, Inc.

Our Company

SStarTrade Tech, Inc., (“SSTT” “we”, “our”, “us”) was originally incorporated on December 6, 2005 as Smart Holdings, Inc. (SMHS) under the laws of the State of Nevada. As more fully described in Item 7 below, since our inception we have undergone three changes in control and related changes in its business focus and operations. On August 3, 2017, the Company changed its name from Smart Holdings, Inc. to SStarTrade Tech, Inc as a result of a change in control.

Our principal headquarters is located at 3773 Howard Hughes Parkway, South Tower, Suite 500, Las Vegas, NV 89169.

Common Stock

As of December 30, 2019 we are authorized to issue up to 1,975,000,000 shares of our common stock with a par value of $0.0001, of which 99,610,855 shares were issued and outstanding as of December 30, 2019.

Our changes in authorized shares and common stock transactions are described in further detail below.

Authorized Common Stock

Since inception, our authorized share count changed over time as a result of board approved increases to fund acquisitions and stock splits. The following timeline illustrates changes in our authorized shares:

Issued Common Stock

Since inception, we issued common stock to fund our operations and acquisitions. The following timeline illustrates our capital raise activity since inception:

Preferred Stock

As of December 30, 2019, there were 30,000 authorized shares of preferred stock, of which 10,000 are available for issuance and 20,000 were previously issued and cancelled. Our historical stock transactions are described in further detail below.

On July 11, 2011, the board of directors authorized the issuance of up to 30,000 preferred stock. On July 19, 2011, we issued 20,000 shares of preferred stock with 10,000 for 1 common voting rights. On April 8, 2013, all issued and outstanding shares of preferred stock were transferred to our new owners in connection with the acquisition of AWPC. On June 30, 2017, all issued and outstanding shares of preferred stock were cancelled in connection with a change in control that occurred when our prior shareholder sold us to Mr. Bruno Horn and Mrs. Carla Horn.

Overview

We are a holding company that uses investor capital to acquire businesses that align with our investment strategy. We enhance the value of those businesses by funding their growth and providing management advisory services to support the business, with the end goal of selling our investment and earning a return on investment. Our current investment strategy is to create value by identifying and acquiring high potential mineral properties, which, hopefully, will contain gold, silver, copper and other high value economic minerals in the Russian Federation. Our preliminary geological estimate is that our Kadara project in the Russian Federation could have up to 100 tons of gold reserves with a potential market value of up to $500 million at the current spot rate for gold.

Our current organizational structure and equity investments are shown below.

(1) SStarTrade SA, runs a steel mill operation and holds license for part of large-scale Kadara gold field. SStarTrade SA filed for additional mineral site licenses for four more bordered gold fields, which would enable us to conduct geological exploration and production of gold. We require capital in order to finance the geological exploration and confirmation of estimated gold reserves and to construct an onsite or nearby gold processing facility.

(2) SStarTrade Gold LLC is a development stage gold mining company that has yet to commence significant operations. The viability of this operation is dependent upon the issuance of all required licenses by relevant Russian governmental authorities in Russia.

(3) SwissStar Gold LLC is a development stage gold mining company that has yet to commence significant operations. The viability of this operation is dependent upon the issuance of all required licenses by relevant Russian governmental authorities in Russia.

(4) Gaysky Steel Mill LLC is an active steel mill that has been in operation and produces cast parts and rolled parts for the mechanics industry. Gaysky LLC currently sells its products in Russia and in the Commonwealth of Independent States.

12-Month Outlook

In January of 2019, SStartrade SA’s board of directors voted to focus on pursuing gold mining operations and use available capital to pursue that business and simultaneously prepare Gaysky LLC for sale to free up investment capital required to pursue the ongoing investment objective of funding and developing a gold mining operation with SStarTradeGold LLC.

THE OFFERING

Common Stock we are offering	Maximum offering of $20,000,000.00 at $0.40 per share up to a maximum of 50,000,000 shares. Minimum investment of $40.00.
Common Stock outstanding before this Offering	99,610,855 Shares of Common Stock with a par value of $0.0001.

Use of Proceeds	The funds raised per this offering will be utilized to finance the acquisition and development of goldmining projects in the Russian Federation conducted by SStarTrade SA. We do not have agreements or commitments for any acquisition or development projects at this time. Other than the payment of the Company’s officers and directors’ salaries, some of the proceeds of this offering will be used to compensate or otherwise make payments to our subsidiaries’ officers or directors or staff. General corporate purposes may include, but are not limited to, the costs of this offering, including our outside legal and accounting expenses, employee payroll, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company reserves the right to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the states of Delaware, New York, Colorado, and North Carolina. However, in the event that management is unsuccessful in raising the required funds in these states, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

Item 3. Summary and Risk Factors

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular.  In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements include, but are not limited to, statements about:

▪	Our ability to determine the feasibility and economic viability of commencing mining and discover any deposits of minerals which can be mined at a profit;
▪	Our ability to raise the necessary capital to finance exploration and potential expansion;

▪	Our ability to obtain or amend the necessary permits, consents, or authorizations needed to advance expansion of the deposit or any processing facility;
▪	Our ability to acquire additional mineral targets;
▪	Our ability to obtain additional external funding;
▪	Our ability to achieve any meaningful revenue;
▪	Our ability to engage or retain geologists, engineers, consultants and other key management and mining personnel and resources necessary to successfully operate and grow our business;
▪	The volatility of the market price of our common stock or our intention not to pay any cash dividends in the foreseeable future;
▪	Changes in any federal, state or local laws and regulations or possible challenges by third parties or contests by the federal government that increase costs of operation or limit our ability to explore on certain portions of our property;
▪	The market price for minerals and political events affecting the market prices for minerals which may be found on our exploration properties;
▪	The impact of future legislation and regulatory changes on our business; and
▪	The other factors set forth under this “Risk Factors” section.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

Risks Related to our Company and our Business

Our investment strategy involves taking a position in non-marketable equity investments in develop stage mining operations which are inherently risky and require a substantial amount of capital to operate.

Non-marketable equity investments are inherently risky, and their success depends on product development, market acceptance, operational efficiency, the ability of the investee companies to raise additional funds in financial markets that can be volatile, and other key business factors. These companies could fail or not be able to raise additional funds when needed, or they may receive lower valuations with less favorable investment terms than previous financings. These events could cause our investments to become impaired. In addition, financial market volatility could negatively affect our ability to realize value in our investments through liquidity events such as initial public offerings, mergers, and private sales.

SStarTrade SA (“equity investee”) is an early stage development company that is focused on developing a gold exploration and mining operation.

To date, our equity investee SStarTrade SA has principally operated as a steel mill and has not conducted any significant gold exploration or mining activities and as such it has not generated any revenues. SStarTrade SA is in the preliminary stages of development of its gold exploration activities; and we expect that it will to continue to incur negative cash-flows and significant expenses over the next several years. Negative cash flows will have an adverse effect on the value of our investment in SStarTrade SA and on our reported stockholders’ deficit and working capital. We anticipate the need to raise additional capital primarily through private investments in our common stock in order to support the development and eventual operation of planned gold mining operations of SStarTrade SA. Our ability to generate a positive return on our investment in SStarTrade SA heavily depends upon their ability generate profitable revenues from anticipated gold mining operations.

Our equity investee is subject to risks relating to exploration, development and operations in the Russian Federation.

Our equity investee SStarTrade SA’s assets and operations are affected by various political and economic uncertainties in the Russian Federation where we operate, including:

▪	war, civil unrest, terrorism, coups or other violent or unexpected changes in government;
▪	political instability and violence;
▪	expropriation and nationalization;
▪	renegotiation or nullification of existing concessions, licenses, permits, and contracts;
▪	illegal mining;
▪	changes in taxation policies;
▪	unilaterally imposed increases in royalty rates;
▪	restrictions on foreign exchange and repatriation; and
▪	changing political conditions, currency controls, and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

Gold exploration is highly speculative, involves substantial expenditures, and is frequently non-productive.

Gold exploration involves a high degree of risk. Exploration projects are frequently unsuccessful. Few prospects that are explored are ultimately developed into producing mines. We cannot assure you that gold exploration efforts undertaken by our equity investee will be successful. The success of gold exploration is dependent in part on the following factors:

▪	the identification of potential gold mineralization based on surface analysis;
▪	availability of prospective land;
▪	availability of government-granted exploration and exploitation permits;
▪	the quality of our management and our geological and technical expertise; and
▪	the funding available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It could take several years to establish Proven and Probable Mineral Reserves and to develop and construct mining and processing facilities. Because of these uncertainties, we cannot assure you that current and future exploration programs will result in the discovery of Mineral Reserves, the expansion of our existing Mineral Reserves or the development of mines.

Estimates of proven and probable reserves are uncertain and the volume and grade of ore actually recovered may vary significantly from estimates.

The exploration and estimation of gold and other minerals requires the use of expensive subject matter experts such as geologists, environmentalists and other relevant subject matter experts to conduct necessary feasibility studies and develop estimates of probable reserves. Producers use feasibility studies to derive estimates of capital and operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the predicted configuration of the ore body, expected recovery rates of metals from the ore, the costs of comparable facilities, the costs of operating and processing equipment and other factors. Estimates of proven and probable reserves are subject to considerable uncertainty and are, to a large extent, based on the prices of gold and interpretations of geologic data obtained from drill holes and other exploration techniques. Further, it may take many years from the initial phases of exploration until commencement of production, during which time, the economic feasibility of production may change. Actual operating and capital cost and economic returns on projects may differ significantly from original estimates. Consequently, if actual mineral reserves are less than current estimates, our equity investees’ business, prospects, results of operations and financial position may be materially impaired.

Increased operating and capital costs could affect our ability to develop and run a profitable mining operation.

We could have significant unexpected increases in capital and operating costs over the next several years in our efforts to obtain the necessary licenses to conduct geological surveys to estimate potential gold reserves, conduct gold extraction and production operations at the Kadara Gold deposit in the Trans-Baikal Territory in the Russian Federation. Costs associated with capital expenditures have escalated on an industry-wide basis over the last several years, as a result of factors beyond our control, including the prices of steel and other commodities and labor, as well as the demand for certain mining and processing equipment. Commodity costs are, at times, subject to volatile price movements, including increases that could make mining production at certain operations less profitable. Further, changes in laws and regulations can affect commodity prices, uses and transport.

Additionally, costs at any particular mining location are subject to variation due to a number of factors, such as variable ore grade, changing metallurgy and revisions to mine plans in response to the physical shape and location of the ore body, as well as the age and utilization rates for the mining and processing related facilities and equipment. In addition, costs are affected by the price and availability of input commodities, such as fuel, electricity, labor, chemical reagents, explosives, steel and concrete and mining and processing related equipment and facilities. Increased capital expenditures may have an adverse effect on the profitability of and cash flow generated from existing operations, as well as the economic returns anticipated from new projects.

We may require additional funds in the future to achieve our current business strategy and our inability to obtain funding may cause our business plan to fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our equity investee’s future operations and fulfill contractual obligations in the future. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

Our equity investees’ ability to attract and retain qualified geological experts, mining personnel, subcontractors and qualified management could affect its ability to successfully execute its gold exploration and mining activities, which could materially affect the value of our investment in SStarTrade SA.

We have been and expect to be significantly dependent on agreements for the development of our exploratory gold mining activities, which exposes us to the risk of reliance on the performance of third parties. Our ability to compete in the highly competitive mining industry depends in large part upon our ability to attract highly qualified managerial, geological, and mining personnel. In order to induce valuable employees to remain with us, we intend to provide employees with stock options that vest over time. The value to employees of stock options that vest over time will be significantly affected by movements in our stock price that we will not be able to control and may at any time be insufficient to counteract more lucrative offers from other companies.

Our equity investee may be unable to replace gold and copper reserves as they become depleted.

Gold producers must continually replace reserves depleted by production to maintain production levels over the long term and provide a return on invested capital. Depleted reserves can be replaced in several ways, including expanding known ore bodies, by locating new deposits, or acquiring interests in reserves from third parties. Exploration is highly speculative in nature, involves many risks and uncertainties and is frequently unsuccessful in discovering significant mineralization. Accordingly, our equity investee’s current or future exploration programs may not result in new mineral producing operations. Even if significant mineralization is discovered, it will likely take many years from the initial phases of exploration until commencement of production, during which time the economic feasibility of production may change.

We may consider, from time to time, the acquisition of ore reserves from others related to development properties and operating mines as a business growth strategy for our equity investee. Such acquisitions are typically based on an analysis of a variety of factors including historical operating results, estimates of and assumptions regarding the extent of ore reserves, the timing of production from such reserves and cash and other operating costs. Other factors that affect our decision to make any such acquisitions may also include our assumptions for future gold prices or other mineral prices and the projected economic returns and evaluations of existing or potential liabilities associated with the property and its operations and projections of how these may change in the future. In addition, in connection with future acquisitions we may rely on data and reports prepared by third parties and which may contain information or data that we are unable to independently verify or confirm. Other than historical operating results, all of these factors are uncertain and may have an impact on our revenue, our cash flow and other operating issues, as well as contributing to the uncertainties related to the process used to estimate ore reserves. In addition, there may be intense competition for the acquisition of attractive mining properties.

As a result of these uncertainties, our equity investee’s exploration programs and any acquisitions which we may pursue on behalf of our equity investee may not result in the expansion or replacement of current production with new ore reserves or operations, which could have a material adverse effect on our equity investees’ business, prospects, results of operations and financial position.

Our activities are subject to complex laws, regulations and accounting standards that can adversely affect operating and development costs, the timing of operations, the ability to operate our mines and our financial results.

Our business, mining operations and exploration and development activities are subject to local laws and regulations in the Russian Federation and countries in which we intend to sell our products that govern exploration, development, production, exports, taxes, labor standards, waste disposal, protection of the environment, reclamation, historic and cultural resource preservation, mine safety and occupational health, toxic substances, reporting and other matters, as well as accounting standards. Compliance with these laws, regulations and standards or the imposition of new such requirements could adversely affect operating and development costs, the timing of operations and the ability to operate and financial results.

Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

Risks Related to Our Business and Industry

Mineral exploration is a highly competitive and speculative business and we may not be successful in seeking available opportunities.

The process of mineral exploration is a highly competitive, speculative, capital- and labor-intensive business to run. Our equity investee will compete with a number of other companies, including established, multi-national companies that have substantially more experience and resources than us. Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive.

A substantial or extended decline in gold, silver or copper prices would have a material adverse effect on our ability to earn a profit from our planned gold mining exploration and extraction business.

Any potential revenues we may realize as a result of our proposed mining exploration and extraction operation will be heavily dependent on the prices of gold, which fluctuate on a daily basis and are affected by numerous factors beyond our control. Factors tending to influence prices include:

▪	Gold sales, purchases or leasing by governments and central banks;
▪	Speculative short positions taken by significant investors or traders in gold and complementary commodities;
▪	The relative strength of the U.S. dollar;
▪	The monetary policies employed by the world’s major Central Banks;
▪	The fiscal policies employed by the world’s major industrialized economies;
▪	Expectations of the future rate of inflation;
▪	Interest rates;
▪	Recession or reduced economic activity in the United States, China, India and other industrialized or developing countries that use our commodities to produce their products;
▪	Decreased industrial, jewelry or investment demand;
▪	Increased import and export taxes;
▪	Increased supply from production, disinvestment and scrap;
▪	Forward sales by producers in hedging or similar transactions; and
▪	Availability of cheaper substitute materials

Any decline in our realized gold price adversely impacts our revenues, net income and operating cash flows, particularly in light of our strategy of not engaging in hedging transactions with respect to gold or copper sales. We have recorded asset write-downs in the past and may experience additional write-downs as a result of lower gold or copper prices in the future.

In addition, sustained lower gold prices can:

▪	Reduce revenues further through production declines due to cessation of the mining of deposits, or portions of deposits, that have become uneconomic at sustained lower gold or copper prices;
▪	Reduce or eliminate the profit that we currently expect from ore stockpiles and ore on leach pads and increase the likelihood and amount that the Company might be required to record as an impairment charge related to the carrying value of its stockpiles;
▪	Halt or delay the development of new projects;
▪	Reduce funds available for exploration and advanced projects with the result that depleted reserves may not be replaced; and
▪	Reduce existing reserves by removing ores from reserves that can no longer be economically processed at prevailing prices.

Estimates relating to new development projects are uncertain and we may incur higher costs and lower economic returns than estimated.

Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start-up. Our decision to develop a project is typically based on the results of feasibility studies, which estimate the anticipated economic returns of a project. The actual project profitability or economic feasibility may differ from such estimates as a result of any of the following factors, among others:

▪	Changes in tonnage, grades and metallurgical characteristics of ore to be mined and processed;

▪	Changes in input commodity and labor costs;
▪	The quality of the data on which engineering assumptions were made;
▪	Adverse geotechnical conditions;
▪	Availability of adequate and skilled labor force;
▪	Availability, supply and cost of water and power;
▪	Fluctuations in inflation and currency exchange rates;
▪	Availability and terms of financing;
▪	Delays in obtaining environmental or other government permits or approvals or changes in the laws and regulations related to our operations or project development;
▪	Changes in tax laws, the laws and/or regulations around royalties and other taxes due to the regional and national governments and royalty agreements;
▪	Weather or severe climate impacts, including without limitation, prolonged or unexpected precipitation and/or sub-zero temperatures; and
▪	Potential delays relating to social and community issues, including, without limitation, issues resulting in protests, road blockages or work stoppages.

Our future development activities may not result in the expansion or replacement of current production with new production, or one or more of these new production sites or facilities may be less profitable than currently anticipated or may not be profitable at all, any of which could have a material adverse effect on our results of operations and financial position.

We may experience increased costs or losses resulting from the hazards and uncertainties associated with mining.

The exploration for natural resources and the development and production of mining operations are activities that involve a high level of uncertainty. These can be difficult to predict and are often affected by risks and hazards outside of our control. These factors include, but are not limited to:

▪	Environmental hazards, including discharge of metals, concentrates, pollutants or hazardous chemicals;
▪	Industrial accidents, including in connection with the operation of mining transportation equipment, milling equipment and/or conveyor systems and accidents associated with the preparation and ignition of large-scale blasting operations, milling, processing and transportation of chemicals, explosions or other materials;
▪	Surface or underground fires or floods;
▪	Unexpected geological formations or conditions (whether in mineral or gaseous form);
▪	Ground and water conditions;
▪	Fall-of-ground accidents in underground operations;
▪	Failure of mining pit slopes and tailings dam walls;
▪	Seismic activity; and
▪	Other natural phenomena, such as lightning, cyclonic or tropical storms, floods or other inclement weather conditions.

The occurrence of one or more of these events in connection with our exploration activities and development and production of mining operations may result in the death of, or personal injury to, our employees, other personnel or third parties, the loss of mining equipment, damage to or destruction of mineral properties or production facilities, monetary losses, deferral or unanticipated fluctuations in production, environmental damage and potential legal liabilities, all of which may adversely affect our reputation, business, prospects, results of operations and financial position.

Shortages of critical parts and equipment may adversely affect our development projects.

The mining industry has been impacted, from time to time, by increased demand for critical resources such as input commodities, drilling equipment, trucks, shovels and tires. These shortages have, at times, impacted the efficiency of our operations, and resulted in cost increases and delays in construction of projects; thereby impacting operating costs, capital expenditures and production and construction schedules.

A competitor with a stronger or more suitable financial position may enter our marketplace.

Other mining companies with which we compete for qualified personnel have greater financial and other resources, different risk profiles, and a longer history in the industry than we do. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what we have to offer. If we are unable to continue to attract and retain high-quality personnel, the rate and success at which we can develop and commercialize product candidates would be limited.

Our business and the industries we serve are highly sensitive to global and regional economic conditions.

Technology, energy, transportation, luxury goods and mining industries are major potential users of our products. Potential business customers in these industries frequently base their decisions to purchase based on their expected future demand for their products and services, which in turn are dependent in part on commodity prices. Prices of commodities are frequently volatile and can change abruptly and unpredictably in response to general economic conditions and trends, government actions, regulatory actions, commodity inventories, production and consumption levels, technological innovations, commodity substitutions, market expectations and any disruptions in production or distribution or changes in consumption. Economic conditions affecting the industries we serve may in the future also lead to reduced capital expenditures by our customers. Reduced capital expenditures by our customers are likely to lead to a decrease in the demand for our products and services. Our commodity products are an integral component of our customers manufacturing and production activities, and as these activities decrease, demand for our commodities may be significantly impacted, which could negatively impact our results.

Governmental and Regulatory Risks

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

All mining is regulated by the government agencies. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company. The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning process and could adversely affect our results of operations in a particular mining operation, for a particular period of time or affect our long-term business prospects in our industry.

Mining and exploration activities are subject to extensive governmental regulation. Future changes in governments, regulations and policies, could adversely affect our result of operations for a particular period and our long-term business prospects.

Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

We also anticipate becoming subject to other laws and regulations governing our international operations, including regulations administered in the U.S., Canada and in the EU, including applicable export control regulations, economic sanctions on countries and persons, customs requirements and currency exchange regulations (collectively, “Trade Control Laws”).

There can be no assurance that we will be completely effective in ensuring our compliance with all applicable anticorruption laws, including the FCPA or other legal requirements, such as Trade Control Laws. Any investigation of potential violations of the FCPA, other anti-corruption laws or Trade Control Laws by U.S., Canada, EU or other authorities could have an adverse impact on our reputation, our business, results of operations and financial condition. Furthermore, should we be found not to be in compliance with the FCPA, other anti-corruption laws or Trade Control Laws, we may be subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, as well as the accompanying legal expenses, any of which could have a material adverse effect on our reputation and liquidity, as well as on our business, results of operations and financial condition.

Risks Related to the Securities Markets and Ownership of our Equity Securities

As a holding company, limitations on the ability of our operating subsidiaries to make distributions to us could adversely affect the funding of our operations.

We are a holding company that conducts operations through direct investments in foreign operating companies and joint ventures, and substantially all of our assets consist of equity in these entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and these entities, or among these entities, could restrict our ability to fund our equity investees’ operations efficiently, or to repay debt or other borrowings. Any such limitations, or the perception that such limitations might exist now or in the future, could have an adverse impact on available credit and our valuation and stock price.

Our Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

▪	our ability to integrate operations, technology, products and services;
▪	our ability to execute our business plan;
▪	operating results below expectations;
▪	our issuance of additional securities, including debt or equity or a combination thereof;
▪	announcements of technological innovations or new products by us or our competitors;
▪	loss of any strategic relationship;
▪	industry developments, including, without limitation, changes in healthcare policies or practices;
▪	economic and other external factors;
▪	period-to-period fluctuations in our financial results; and
▪	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

The number of authorized shares available for issuance is limited by our articles of incorporation. We are currently entitled under our amended and restated articles of incorporation to issue up to 1,975,000,000 shares of Common Stock. Since our inception, we amended our articles of incorporation to increase the number of authorized shares in fiscal 2011to raise capital for our business and then again in fiscal 2013 to fund an acquisition of an operating company. We have issued and outstanding, as of the date of this prospectus, 99,610,855 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

Anti-takeover provisions may impede the acquisition of our company.

Nevada general statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage development companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration is the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect not to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

We may be unable to maintain an effective system of internal control over financial reporting, and as a result, we may be unable to accurately report our financial results.

If we fail to maintain an effective system of internal control over financial reporting, we could experience delays or inaccuracies in our reporting of financial information, or non-compliance with the Commission, reporting and other regulatory requirements. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, cause our stock price to drop.

Item 4. Dilution

Purchasers of our Common Stock in this offering will experience an immediate dilution of net tangible book value per share from the public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of Common Stock and the net tangible book value per share immediately after this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing Common Stock based on the foregoing maximum offering assumptions based on an offering price of $0.40 per share based upon our balance sheet as of December 31, 2018. The numbers are based on the total issued and outstanding shares of Common Stock as of December 30, 2019 was 99,610,855.

	25%	50.0%	75%	100%
Net Value	$5,124,891.00	$10,124,891.00	$15,124,891.00	$20,124,891.00
# Total Shares	112,110,855	124,610,855	137,110,855	149,610,855
Net Book Value Per Share	$0.0457	$0.0813	$0.1103	$0.1345
Increase in NBV/Share	$0.0441	$0.0796	$0.1087	$0.1329
Dilution to new shareholders	$0.3543	$0.3187	$0.2897	$0.2655
Percentage Dilution to New	88.57%	79.69%	72.42%	66.37%

n/a – Indicates that no meaningful value can be calculated as the net book value prior to the offering is zero.

Item 5. Plan of Distribution and Selling Securityholder

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the officers and directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested the Company as a possible investment, so long as the Company has provided notice filing in the jurisdiction where such communications have taken place. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

This offering is being conducted on a best-efforts, self-underwritten basis, for up to 50,000,000 shares of its common stock at a fixed price of $0.40 per share. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document (unless extended by the Board of Directors for an additional 90 days). For more information, see the section titled “Use of Proceeds” herein.

Item 6. Use of Proceeds to Issuer

There is no minimum amount of shares necessary to be sold hereunder. Because the offering is a “best efforts” offering without a minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out below.

The net proceeds of a fully subscribed offering, after total offering expenses, will be approximately $20.0 million. Caliber plans to use these proceeds as follows towards the development of Kadara goldmine project:

USD
Geological exploration works	6,995,740
Research and development	680,000
Shift camp and auxillary infrastructure buildings, roads and electrical power	1,430,340
Start of developing of open pit, mining machinery acquisition	5,858,380
Ordering equipment for gold extraction factory	4,385,540
General and administrative expenses	650,000
Total	20,000,000

We do not have agreements or commitments for any acquisition or development projects at this time. Other than the payment of the Company’s officers and directors’ salaries, some of the proceeds of this offering will be used to compensate or otherwise make payments to our subsidiaries’ officers or directors or staff. General corporate purposes may include, but are not limited to, the costs of this offering, including our outside legal and accounting expenses, employee payroll, rent and real estate expenses, utilities, computer hardware and software and promotion and marketing. For a more detailed explanation of our use of proceeds, please see Exhibit 15.1.

We reserve the right to change the use of proceeds as business demands dictate.

Item 7. Description of Business

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, we will also provide copies of such sources cited herein.

Company Overview

We were originally incorporated on December 6, 2005 as Smart Holdings, Inc. (SMHS) under the laws of the State of Nevada; and we are currently operating as SStarTrade Tech, Inc. (SSTT). Significant organizational changes in our organization and business since inception is shown below:

(1) On January 5, 2010, Belmont Partners, LLC acquired 7 million shares of our common stock, which resulted in a change in control of SMHS. Upon completion of the change in control, our new owners discontinued our consulting business, appointed new management and transitioned us to the business of selling automotive extended service warranties.

(2) On January 18, 2010, SMHS was acquired by Assurance Group Direct, Inc. by directly purchasing 4,302,111 shares of our common stock held by Belmont Partners, LLC at a price of $0.0671 per share. This transaction resulted in a change in control of SMHS. Upon completion of the change in control our new owners appointed new management.

(3) On April 8, 2013, SMHS acquired Anatolian Walnuts Production Company (AWPC), a Turkish company which owned and operated walnut plantations in Turkey. In connection with this transaction SMHS issued 975,000,000 shares of SMHS common stock as purchase consideration. Upon completion of the change in control, our new owners (Messer’s Ismail Uslu and Mustafa Laz) discontinued our automotive extended warranty business, appointed new management and transitioned us into the walnut farming and distribution business.

(4) On June 30, 2017, SMHS discontinued its walnut farming and distribution business and sold all of the outstanding common shares and preferred shares to Mr. Bruno Horn and Mrs. Carla Horn. Simultaneously SMHS sold its interest in AWPC back to Messer’s Uslu and Laz for $1 and exited the walnut farm and production business.

(5) In connection with the sale of SMHS, we amended our Articles of Incorporation and changed our name to SStartrade Tech, Inc., and authorized a 1-for-10 reverse split.

(6) In connection with the sale of SMHS, Mr. Horn entered into a reorganization agreement on behalf of SMHS with SStarTrade SA, a swiss corporation, pursuant to which SMHS acquired a 74% controlling equity interest in exchange for (need to be edited geragding the attached file)(pre-reverse split) shares of SMHS common stock.

Our Mining Operations

We are a US-based holding company that invests in development stage exploration mining companies that focus on developing mineral property assets in the Russian Federation. Our primary investment purpose is to evaluate, acquire and explore mineral properties, which, hopefully, will contain gold, silver, copper and other economic minerals. Our strategy is to create value by identifying and acquiring high potential gold mining assets.

We presently hold a 74 percent controlling interest in the voting shares of the Swiss corporation, SStarTrade SA, whose business is developing gold deposits in the Russian Federation, one of the most gold rich asset areas in the world. SStarTrade SA has interests in the prospect of gold mining (through the ownership of 100% of the shares in two Russian gold mining companies – SStartrade Gold LLC and SwisStarGold LLC) and the steel business (through the possession of 100% of the shares in the Gaysky Steel Plant LLC located in Russia).

Company now is concentrating on the primary business of organizing, according to the business plan, financing and execution of the project aiming at extraction of ore gold in the Trans-Baikal Territory of the Russian Federation (project “Kadara”).

SStarTrade SA, through its wholly-owned subsidiaries, holds a license for part of large-scale Kadara gold field and submitted claims for licenses to four more bordered gold fields to conduct geological exploration and further production of gold. The Kadara project is estimated to contain an initial mineral resource base of 177 tons of gold. The project envisages financing of prospecting works for confirmation of the gold reserves and construction of a gold-processing complex.

Our preliminary geological estimate is that our Kadara project in the Russian Federation could have up to 100 tons of gold resources with a potential market value of up to $500 million at the current spot rate for gold.

Global Gold Mining Industry Overview

Gold mining is a global business that is operated on every continent of the world, except for Antarctica. Mineral and gold mining extraction and production operations vary in size and scale and geographically diverse as compared to four decades ago when mining operations were largely concentrated out of South Africa.

According to the 2019 GFMS Gold Survey, global gold mine production was reported at approximately 3,332 tons, which is two percent higher than reported in the last survey. The increase was attributable to gold production out of operations in Argentina, the United States of America, and Russia.

As shown in the gold production by country graph above, China remains the largest gold producer in the world in 2018 with reported gold extraction of 400+ tons. The next top two producers of gold in the world are Australia and Russia. India is one of the largest consumers of gold as it has a central role in the country’s culture and traditions; followed by China and the United States.

The production and supply of gold throughout the world is heavily dependent upon the expected price of gold in the market. The production of gold is expensive and changes in production are slow to respond to changes in the market price of gold; and as such gold producers must determine their level of production (e.g. supply) based on the expected market prices for gold.

The demand for gold is driven by changes in income and wealth, macro-economic market conditions, changes in the design and production of products that use gold as component. As shown in the graph below, the demand for gold has steadily climbed since 2005 and the price per troy ounce has remained above $1,000 USD.

The sustained price of gold has been fueled by increases in income and wealth in both the developing nations in the east and the developed nations of the world; however, the significant production volumes out of China has put downward pressure on the price of gold.

Global Gold Mining Industry in Russia

According to the 2019 GFMS Gold Survey, Russia is the third largest producer of gold in the world with reported gold extraction of 250+ tons, of which the Russian government purchases approximately two-thirds of all gold produced locally. The graph below illustrates the growth in Russian gold production over roughly the last three decades.

According to the Union of Gold Miners, the inferred gold resources exceed the explored reserves by more than three times, which, along with vast unexplored areas, implies a great growth potential regarding the volumes of proven reserves and gold mining.

Russian Gold Mining Costs and Market Composition

Our competitive position depends upon our ability to successfully and economically explore, acquire and develop new and existing gold properties. Factors that allow gold producers to remain competitive in the market over the long term include the quality and size of ore bodies, cost of operation, and the acquisition and retention of qualified employees. We compete with other mining companies in the acquisition, exploration, financing and development of new mineral properties. Many of these companies are larger and better capitalized than we are. There is significant competition for a limited number of gold acquisition and exploration opportunities. We also compete with other mining companies for skilled mining engineers, mine and processing plant operators and mechanics, mining equipment, geologists, geophysicists and other experienced technical personnel.

In the Russian Federation there are approximately 475 gold mining enterprises with the market segments as follows:

▪	Six Russian companies produce more than 10 tons of gold per year which represents roughly 50% of Russian gold mined. The six largest companies in our target market are Polyus (PJSC), Polymetal Int., Kinross Gold, Yuzhuralzoloto GC (JSC), Petropavlovskplc and Nordgold N.V.

▪	Thirty-five companies produce more than 1 ton of gold per year, which represents approximately 75% of the remaining 50% of total gold production in Russia.

▪	The smaller mining companies account for the remainder of gold production in Russia.

According to Ernst and Young Research there are no unallocated deposits in the Russian Federation which led to Russian enterprises to expand their operations outside of the country. Gold mining companies are actively conducting additional exploration and reassessment of existing deposits, exploration of flanks and deep horizons; however, certain experts believe that the potential for large undiscovered gold deposits is low.

Our gold exploration project and potential goal mining operations would fall within the smaller mining company operations in the Russian Federation.

Gold Production Costs

According to Ernst and Young Research, Russian gold producers maintain a short-term advantage in the cost of producing gold as a result of the Ruble devaluation during 2015-2018, which reduced both to the cost of production (TCC), and the aggregate cost (AISC). We do not believe that this short-term cost advantage is sustainable without investments in innovative gold extraction technologies and production assets. Russian gold producers will eventually lose their cost advantage as they are required to replace aged production assets and facilities. Additionally, Russian producers face higher costs due to difficult geological and geo-economic conditions at certain gold deposit sites, high logistics costs to move people and production assets, low productivity and lack of qualified labor, lack of innovation readiness and limited access to cheap capital.

Due to the capital-intensive nature of a gold mining extraction operation, access to sufficient capital is essential to ensure that the mining operation has adequate capital to existing mining operations, development of mines and exploratory mining activities to drive future growth of gold reserves. Commercial banks in Russia represent the largest source of capital for gold mining companies; with some assistance available from State Depository for Precious Metals.

Access to inexpensive capital in the Russian market is a challenge for small and large gold producers as a result of economic sanctions that were imposed against Russia in 2014 that significantly limited banks and companies’ access to the international capital market. We do not believe that the existing sanctions will be lifted in the near future; and as world tensions continue to rise over efforts led by the United States and other developed nations to realign world trade agreements. Large gold producers are raising capital by selling off certain assets and cutting capital costs. Small and medium-sized gold producers are forced to obtain more expensive capital in the public debt and equity markets.

Our Market Opportunity

Gold-Silver Kadara Field

We plan to establish a gold mining company with the initial resource base equal to 3.2 million ounces of proven gold reserves; with a gold production target of up to 192,000 ounces of gold per year. We have a license to conduct an exploratory geological survey and subsequent mining of gold and silver ore beginning in fiscal 2022, assuming that all activities are properly funded, reserves are proven, and planned production remains on schedule. Our project plan is outlined below.

Parameters	Description
Site	Trans-Baikal Region, in the territory of the Mogochinsky district, interfluve of the Shilka and the Amazar rivers
License	ЧИТ 02943 БР
Product	Dore alloy for transferring to affinage, after refinery - standard gold ingots
Field	Total project area equal to 185.8 sq.km
Resources	Forecast resources of categories P1 and P2 – 177.53 tons of gold
Project stages

The Project will be implemented in four stages:

● Geological exploration and confirmation of reserves - 2020

● Design of a gold extraction plant – 2020 to 2021, production from prospecting developments – since 2021

● Construction of a gold extraction plant – 2020-2022

● Gold field development – 2021

Sales volume plan	Up to 6.23 tons of gold per year upon reaching of maximum capacity in 2025

Explorations Projects

SStarTrade SA, through its wholly-owned subsidiaries SStarTrade Gold LLC and SwisStarGold LLC expect to obtain government approved license to conduct geological exploration of the following four prospective plots located in Transbaikal region, in the Russian Federation:

▪	Kadarinsky plot № 1 – inferred resources are 21 tons of gold

▪	Kadarinsky plot № 2 – inferred resources are 9 tons of gold
▪	Bagadginsky plot № 1 – inferred resources are 50 tons of gold (average gold grade – 4.2 g / t)
▪	Davan Holodgikansky plot № P2 – inferred resources* are 10 tons of gold (average gold grade – 3.5 g / t)

* Inferred Resources are defined as resources from which estimates are based on an assumed continuity beyond measured and/or indicated resources, for which there is geologic evidence. Inferred resources may or may not be supported by samples or measurements.

Since 1885, the Transbaikal region where these plots are located have historically been known to contain deposits of gold. The prospective project site is located within the northeastern flank of the gold-molybdenum belt. All known ore deposits and occurrences are formed in the Mesozoic metallogenetic stage. Several manifestations of ore gold and numerous points of mineralization of the gold-carbon formation with ore bodies in the form of vein-disseminated mineralization zones, as well as a cataclase and quartz-sulfide-polymetallic mineralization zone with gold grade from 2 to 10 g/t were found on the license territory during the geological mapping in the past.

The company plans to conduct geological exploration on the territory, submit a report on the work performed to the relevant state body, and then obtain licenses for the development of deposits. A map showing our prospective exploration projects is shown below.

Other Matters

Employees

As of December 27, 2019, we had 1full-time employees. We engage consultants and employ temporary employees. None of our employees are subject to a collective bargaining agreement. We believe that our relations with our employees are good.

Legal Matters

As of December 27, 2019, all legal matters were resolved or inexistent.

Dividend Policy

We have not declared or paid any dividends on our common stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

Defaults Upon Senior Securities

None

Unregistered Sales of Equity Securities and Use of Proceeds

None

Stock Information

The Company’s shares of Common Stock are publicly traded on the OTC Pinksheets under the symbol “SSTT”. The Company is fully reporting.

Item 8. Description of Property

The Company is currently headquartered in 3773 Howard Hughes Parkway, South Tower, Suite 500, Las Vegas, NV 89169. We currently do not own any real property or offices.

Item 9. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Organizational Overview

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Critical Accounting Policies and Estimates

Our significant accounting policies are summarized in Notes A, B and G of our unaudited consolidated financial statements included in this Offering Circular. While all of our accounting policies included in our unaudited consolidated financial statements impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Accounting for Acquisitions

In accordance with the guidance for business combinations, we determine whether a transaction or other event is a business combination, which requires that the assets acquired and liabilities assumed constitute a business. Each business combination is then accounted for by applying the acquisition method. If the assets acquired are not a business, we account for the transaction or other event as an asset acquisition. Under both methods, we recognize the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquired entity. In addition, for transactions that are business combinations, we evaluate the existence of goodwill or a gain from a bargain purchase. We capitalize acquisition-related costs and fees associated with asset acquisitions. We immediately expense acquisition-related costs and fees associated with business combinations.

Unconsolidated Equity Investments

We invest in non-marketable equity instruments of private companies, which range from early-stage companies that are often still defining their strategic direction to more mature companies with established revenue streams and business models. Our non-marketable equity investments are recorded using the cost method or the equity method of accounting, depending on the facts and circumstances of each investment. Unconsolidated non-marketable equity investments, if any, are classified within other long-term assets on the consolidated balance sheets. We evaluate our equity investments on a periodic basis to determine if there are any indicators that the value of our equity investment may be impaired and whether or not that impairment is other-than temporary. To the extent an impairment has occurred and is determined to be other-than-temporary, we measure the charge as the excess of the carrying value of our investment over its estimated fair value.

We classify distributions received from equity method investments using the cumulative earnings approach. Distributions received are considered returns on the investment and classified as cash inflows from operating activities. If, however, the investor’s cumulative distributions received, less distributions received in prior periods determined to be returns of investment, exceeds cumulative equity in earnings recognized, the excess is considered a return of investment and is classified as cash inflows from investing activities.

Consolidated Equity Investments

Consolidated equity investments are those investees, including structured entities, that we control that (i) have power to direct the relevant activities of the investees that significantly affect their returns, (ii) have exposure, or rights, to variable returns from its involvement with the investees, and (iii) have the ability to use its power over the investees to affect the amount of the investor’s returns.

Right to Use Land Rights and Other Intangible Assets

Intangible assets of gold mining companies are the rights to use land conveyed by a government in the form of term license for a specific plot of land or region. Gold mining company may also acquire other intellectual property rights such as patents, copyrights and trademarks, and other non-physical rights which give rights and privileges to the owner that is used to generate income.

Intangible assets acquired through asset acquisition or business combinations are initially recognized at fair value based on an allocation of the purchase consideration. We estimate the fair value of a right to use license using a discounted cash flow income approach valuation model. The most significant factors that affect the value of our right to use a field licensing rights is the term of the license and renewal options, expected net operating income by project or field, project or field specific risks, risk of failure to prove the reserves, the complexity of the geological structure being mined, and the relevant discount rate for each project or field. Intangible assets in use are amortized on a straight-line basis over their appropriate estimated useful life. Estimated useful life and residual values are evaluated each financial year end or more frequently if required and are adjusted as appropriate.

We periodically review and evaluate our long-lived assets for impairment when events or changes in circumstances indicate the related carrying amounts may not be recoverable from continued operation of the asset. An asset impairment is considered to exist if the sum of all estimated future cash flows, on an undiscounted basis, are less than the carrying value of the long-lived asset. The determination of expected future cash flows requires numerous estimates about the future, including gold prices, operating costs, production levels, gold recovery rates, reclamation spending, ore reserves, amounts of recoverable gold and capital expenditures.

Intangible assets under development which are not ready for use are not amortized but are evaluated for impairment annually.

Results of Operations (in $000s)

The following is management’s discussion of the relevant items affecting results of operations for the years 2017 and 2018. Our results of operations reflect the results of our consolidated equity investment in SStarTrade SA since 2017.

Significant Change in Business Focus

Beginning in January 2019, our board decided to exit the steel mill production business and focus on the exploration, development and production of gold and other earth minerals by acquiring state licenses to conduct our operations and by acquiring an equity interest in other gold mining and mineral companies operating in the Russian Federation. We do not expect to realize any significant revenues until we have substantially completed commenced gold mining operations, which we expect may not occur at the earliest beginning in fiscal 2022.

Revenues

During the year ended December 31, 2018, our revenues were $188,467, as compared to $142,274 in the same period last year. The increase in revenue is related to an increase in the demand for steel production.

General and Administrative Expenses

Our significant general and administrative expenses principally consisted of research and development costs, sales, general and administrative costs, non-recurring items and other expenses.

Research and Development. During the year ended December 31, 2018, our costs decreased by to $6,161 as compared to $8,743 the same period last year. We expect to incur significant mineral exploration costs as our mining activities commence in fiscal 2020.

Sales, General and Administrative. During the year ended December 31, 2018, our costs increased by $33,915 to $82,877 as compared to the same period last year. We do not expect to incur significant costs in fiscal 2020; however, that could change as we commence significant mineral exploration activities commence in fiscal 2020.

Non-Recurring Items. During the year ended December 31, 2018, our costs increased by $5,378 to $8,522 as compared to the same period last year. We expect to incur significant mineral exploration costs as our mining activities commence in fiscal 2020.

Other Expenses. During the year ended December 31, 2018, our costs increased by less than $50as compared to the same period last year. We expect to incur significant mineral exploration costs as our mining activities commence in fiscal 2020.

Non-Operating Income (Expense)

Interest Expense. During the year ended December 31, 2018, our costs decreased by $1,165 to $2,473 as compared to the same period last year, largely due to lower debt outstanding.

Net Income

As a result of the above analysis our net income for the year-ended December 31, 2018 fell to $1,771 from $5,195 last year.

Liquidity and Capital Resources (in $000s)

Networking Capital

Since inception, we have financed our operations through a combination of commercial and shareholder loans and public equity (including the private placement of our common stock).

Our networking capital deficit was $44,863 at December 31, 2018. Although our continued networking capital deficit has improved since last year, we have significantly limited financial resources and our plan to enter the gold mining business cannot be funded with our existing resources. We believe these cumulative factors raise doubt about our ability to continue as a going concern. As a result of our decision to enter gold exploration and mining production market we expect to incur significantly higher costs and our resources are insufficient to cover those expected costs without raising capital. We are considering the sale of our steel mill production plant in order to provide a portion of the funding for our new business plan. We do not consider our available cash and current assets to be sufficient to meet our future business plans without addition sources of liquidity including debt and equity capital. Without additional revenues, working capital loans, or equity investment, there is substantial doubt as to our ability to continue operations.

We believe these conditions have resulted from the inherent risks associated with small public companies. Such risks include, but are not limited to, the ability to (i) uncertainty of gold and mineral production, (ii) changes in commodity prices at levels sufficient to cover our costs and provide a return for investors, (iii) attract additional capital in order to finance growth, and (iv) successfully compete with other comparable companies in the Russian Federation that have substantially more financial resources than us.

We believe that our capital resources are insufficient for ongoing operations, with minimal current cash reserves, particularly given the resources necessary to expand our business. We will likely require considerable amounts of financing to make any significant advancement in our business strategy. As we cannot predict the time at which revenue will exceed expenses, we anticipate the need to raise capital through additional equity issuances in other established public stock exchanges. There is presently no agreement in place that will guarantee financing for us, and we cannot assure you that we will be able to raise any additional funds, or that such funds will be available on acceptable terms. Funds raised through future equity financing will likely be substantially dilutive to current shareholders. Lack of additional funds will materially affect our business and may cause us to substantially curtail or even cease operations. Consequently, you could incur a loss of your entire investment in our business.

Going Concern

We have sustained continued operating losses since its inception. Our continuation as a going concern is dependent on our ability to generate sufficient cash flows from operations to meet our obligations, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our consolidated financial statements were prepared assuming that we will continue as a going concern; however, the above condition raises substantial doubt about our ability to do so. Our consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

Our management team is focused on generating cash from operations through the sale of our services; and management is also seeking to raise additional working capital through various financing sources, including the sale of equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Cash Flows from Operating Activities

Cash used in operating activities for the year ended December 31, 2018 was $18,276 which was driven by our net income, sale of inventory assets, and an increase in short term liabilities as compared to16,375 in the same period last year.

Cash Flows from Investing Activities

Cash used in investing activities during the year-ended December 31, 2018 was $(7,376) as compared to $(12,784) in the same period last year.

12-Month Plan of Operation

Our 12-month plan is to raise additional capital to support the development of Kadara project. Our key planned activities and milestones to achieve our 12-month plan of operation includes the following:

Exploration Work.

The short-term objective of the Company (until the end of 2020) is continuation of prospecting and evaluation work in order to prepare and submit to the Department of Mineral Resources for the Trans-Baikal Region (Zabaykalnedra) a report including calculation of gold and associated components of categories С 1 and С 2, and the expected resources of category Р 1.

To this end, the Company plans the following works:

•	Confirmation of the field model reliability: complex aerogeophysical studies, relief scanning, route geological studies of 1: 10000 scale;
•	Correction of the contours of ore bodies: drilling of planimetric and contour holes, penetration of surface mines, detailed geophysical works;
•	Definition of resources and reserves: testing of mine workings and core of boreholes, subsurface geometrization, and preliminary estimation of reserves.
•	In order to increase the short-term value of assets, with relatively low investment costs, the Company intends to carry out works according to the following program:

Exploration of one of the six sections of the licensed area (“Kadara”) - the Kadara site in order to prepare the approval of gold reserves for categories С 1 - 20 tons, С 2 - 50 tons and their subsequent recognition by the Federal Budgetary Institution “State Commission for Mineral Reserves” (GKZ); Exploratory and evaluation work on the remaining five sites in order to prepare the approval of gold resources for category Р 1 - 107 tons.

 Item 10. Directors, Executive Officers and Significant Employees

BOARD OF DIRECTORS

Election and Appointment of Directors. Each Director of the Company is elected annually and holds office until the next annual general meeting of Shareholders or until his successor is duly elected, unless his office is earlier vacated in accordance with the Articles of the Company. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors.

Our current board of directors as of December 24, 2019 is set forth below:

Name	Role	Age	Term Start Date	Term End Date
Bruno Horm	Chief Executive Officer and President	61	2019	2020
Scott McKeag	Chief Geologist Officer and Director	63	2019	2020
Simon Carse	Chairman of the Board	63	2019	2020
Karl-Axel Waplan	Director	68	2019	2020
David B. Harvey	Director	63	2019	2020

Bruno Horn, Chief Executive Officer and President. Bruno Horn has successful experience building corporate growth strategies and implementing a wide range of corporate finance initiatives, including leading merger and acquisition transactions, and debt and equity capital markets financings. Mr. Horn is responsible for the development and analysis of gold mining acquisitions and contributing to the future growth of the company. Prior to his appointment as Chief Executive Officer and President of SStarTrade Tech, Inc. he held various progressive management and executive leadership roles at steel and mining companies.

Scott McKeag, Chief Geologist Officer and Director. Scott McKeag has extensive professional expertise in the mining sector as multi-disciplined expert (exploration, mining and environmental); with a distinctive history of working in the mining and metals industry, including Barrick Gold Corporation where he word from 2012-2013. Mr. McKeag is highly skilled in mineral exploration, mineral production, porphyry copper/moly, orogenic/epithermal gold, VMS deposits, and environmental management. Mr. McKeag has a Master’s of Science in Economic Geology from University of Otago, New Zealand and a Master’s Degree in Economic Geology alsofrom the University of Otago, New Zealand.

Simon Carse, Chairman of the Board. Simon Carse has been actively involved in the Financial Services Industry for over 40 years and he has a comprehensive knowledge of all financial products including equities, fixed income, derivatives, foreign exchange & options. Following a career in dealing rooms as a broker and trader lasting 30 years Simon moved into the Compliance and Corporate governance arena. He has been responsible for the Compliance function in four continents and has extensive experience of the global regulatory environment along with an understanding as to how different regulatory cultures may interact with each other. Currently Mr. Carse is appointed as a director of Trust One Financial Services Ltd (FCA Regulated), MI Management Consultants Ltd (Management Consultant), and Corporate Avenue Services Ltd (Financial Services).

Karl-Axel Waplan, Director. Karl-Axel Waplan has extensive experience from the mining industry and as management consultant; with more than 30 years’ experience in raw material extraction, production, processing and trading. He has served as top manager of international mining and ore trading companies and has gained extensive expertise in managing development projects, operations as well as international companies. He has held several different positions in the mining industry including sourcing and financing merger and acquisition deals, overseeing mining developments, production and revamping projects. Additionally, Mr. Waplan has relevant experience conducting business in Russia since 1980. Additionally, he has international experience operating in multi-cultural environments in the Americas, Europe, the Middle East and Asia.

David B. Harvey, Director. David B. Harvey has more than 30 years of experience in project evaluations, exploration, mine geology, resource development and consulting in base and precious metals. He was with Kinross Gold Corp. and Coeur Alaska Inc and during that time he conducted mineral due-diligence evaluations for potential property acquisitions and mineral exploration. David has vast generative field exploration experience based on an in-depth recognition of geological character of mineralization, alteration and structural setting of the mineral properties. Also took part in design, manage and administrate exploration, mineral resource and mineable reserve drill development programs. He is a Professional Geologist and is a member of the Society of Mining, Metallurgy & Exploration and the American Exploration and Mining Association.

Committees of the Board of Directors. The Board of Directors has an audit committee; however, there are no nominating or compensation committees.

Audit Committee. The primary functions of the Audit Committee are to: appoint (subject to stockholder approval), and be directly responsible for the compensation, retention and oversight of, the firm that will serve as our independent accountants to audit our financial statements and to perform services related to the audit (including the resolution of disagreements between management and the independent accountants regarding financial reporting); review the scope and results of the audit with the independent accountants; review with management and the independent accountants, prior to the filing thereof, the annual and interim financial results (including Management’s Discussion and Analysis) to be included in our Forms 10-K and 10-Q, respectively; consider the adequacy and effectiveness of our internal accounting controls and auditing procedures; review, approve and thereby establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; review and approve related person transactions in accordance with the policies and procedures of the Company; and consider the accountants’ independence and establish policies and procedures for pre-approval of all audit and non-audit services provided to us by the independent accountants who audit its financial statements. At each meeting, Audit Committee members may meet privately at least annually with management (including the CFO), the internal audit staff, and the external auditor in separate executive sessions and review issues and matters of concern respecting audits and financial reporting.

The Board has determined that each member of the Audit Committee meet the definition of “independent director” for purposes of serving on an audit committee under applicable rules of the Securities and Exchange Commission and the listing standards of the [Insert Exchange]. In addition, the Board has determined that Mr. [Name of Director] satisfies the “financially sophisticated” requirements set forth in the [Insert Exchange], and has designated each of Mr. Taubman [Name of Director] as the “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC.

EXECUTIVE OFFICERS

Our current executive officers as of December 24, 2019 is set forth below:

Name	Age	Office(s) held
Bruno Horn	61	Chairman of the Board
Scott McKeag	63	Chief Geologist Officer and Director

For information with respect to our executive officers, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among any of our executive officers or directors.

Item 11. Compensation of Directors and Executive Officers

Compensation of Directors

Compensation of directors of the Company is reviewed annually and determined by the Compensation Committee of the Board (the “Compensation Committee”). The level of compensation for directors is determined after consideration of various relevant factors, including the expected nature and quantity of duties and responsibilities, past performance, comparison with compensation paid by other issuers of comparable size and nature, and the availability of financial resources.

In the Board’s view, there is, and has been, no need for the Company to design or implement a formal compensation program for directors. While the Board considers Option grants to directors under the Option Plan from time to time, the Board does not employ a prescribed methodology when determining the grant or allocation of Options. Other than the Option Plan, as discussed above, the Company does not offer any long-term incentive plans, share compensation plans or any other such benefit programs for directors.

No member of the Board of Directors has received cash or other compensation since their appointment.

Executive Compensation

Compensation of Named Executive Officers (“NEO”s) is reviewed annually and determined by the Compensation Committee. The level of compensation for NEOs is determined after consideration of various relevant factors, including the expected nature and quantity of duties and responsibilities, past performance, comparison with compensation paid by other issuers of comparable size and nature, and the availability of financial resources.

As discussed above, the Company provides an Option Plan to motivate NEOs by providing them with the opportunity, through Options, to acquire an interest in the Company and benefit from the Company’s growth. The Board does not employ a prescribed methodology when determining the grant or allocation of Options to NEOs. Other than the Option Plan, the Company does not offer any long-term incentive plans, share compensation plans, retirement plans, pension plans, or any other such benefit programs for NEOs.

No executives or directors have received any compensation at this time.

Employment Agreements and Compensation Arrangements; Termination and Change in Control Provisions

There were no employment agreements entered into with any of our NEOs during the year ended December 31, 2018. Employment, Consulting and Management Agreements Management functions of the Company are not, to any substantial degree, performed other than by directors or NEOs of the Company. There are no agreements or arrangements that provide for compensation to NEOs or directors of the Company, or that provide for payments to a NEO or director at, following or in connection with any termination (whether voluntary, involuntary or constructive), resignation, retirement, severance, a change of control in the Company or a change in the NEO or director’s responsibilities.

Item 12. Security Ownership of Management and Certain Securityholders

Security Ownership of Directors and Executive Officers

The following table sets forth information as to the shares of Common Stock beneficially owned as of December 30, 2019 based on 99,610,855 outstanding shares of common stock, by (i) each person known to us to be the beneficial owner of more than 10% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group:

Shareholder	Direct Owned	Stock Options Exercisable(1)	No. of Shares of Common Stock	% of Class
Simon Carse, Chair of the Board	None	None	None	n/a
Karl-Axel Waplan, Director	None	None	None	n/a
David B. Harvey, Director	None	None	None	n/a
Bruno Horn, Chief Executive Officer and President (2)	86,959,618	-0-	-0-	87.2%
Scott McKeag, Chief Geologist Officer	None	None	None	n/a

All Officers and Directors	86,959,618			87.2%

**Indicates ownership percentage is less than 1.0%

(1) Assumes in the case of each stockholder listed above that all options and/or restricted stock held by such stockholder that are exercisable currently or vesting within 60 days of December 24, 2019 were fully exercised or vested by such stockholder, without the exercise or vesting of any shares of restricted stock or options held by any other stockholders.

(2) Excludes indirectly owned shares held by Carla Horn, Mr. Horn’s spouse. Mrs. Horn directly owns 9,662,180 shares of our common stock. Mr. and Mrs. Horn collectively hold approximately 97% of our outstanding common stock.

Security Ownership of Certain Beneficial Owners (Greater than 10% Holders)

There were no other beneficial owners of more than 10% of our Common Stock as of December 30, 2019.

Item 13. Interest of Management and Others in Certain Transactions

A related person transaction is a consummated or currently proposed transaction in which the Company has been, is or will be a participant and the amount involved exceeds $50,000, and in which a related person (i.e., any director or executive officer or nominee for director, or any member of the immediate family of such person) has or will have a direct or indirect material interest. Related parties include key management personnel and companies under the control of key management personnel. Key management personnel include those persons having authority and responsibility for planning, directing, and controlling the activities of the Company as a whole. The Company has determined that key management personnel consist of members of the Board and corporate officers, including the Company’s Chief Executive Officer and Chief Geologist Officer.

There were no reported related party transaction which exceeded $50,000 during the most recent fiscal year end or the nine-month period ended September 30, 2019.

Item 14. Securities Being Offered

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

The Company’s authorized capital consists of 1,975,000,000 shares of common stock (“Common Stock”) without par value, and 30,000 of preferred shares (the “Preferred Shares”). There were 20,000 Preferred Shares previously issued and cancelled. There are no Preferred Shares outstanding.

Common Stock

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock.  Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future.  The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Preferred Stock

Although the Board of Directors has the right to designate up to 30,000 shares of Preferred Stock with such rights and preferences as the Board of Directors determines, there are currently no shares of Preferred Stock so designated and no shares issued or outstanding.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation located at 1 Glenwood Ave Suite 1001, Raleigh, NC 27603.

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.  We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 149,610,855 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or other person exercising control over the Company.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of Common Stock then outstanding, which will equal about 1,496,108 shares if fully subscribed; or

●	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 50,000,000 shares of its Common Stock at a fixed price of $0.40 per share. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 365 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 365 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

REPORTS

As a Tier 1, Regulation A filer, we are not required to file any reports.

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Certificate of Incorporation of Smart Holdings, Inc dated December 2, 2005	Herewith
2.2	Bylaws of Smart Holdings, Inc. dated December 9, 2005	Herewith
2.3	Articles of Incorporation Amendment (Name Change)	Herewith
2.4	Articles of Incorporation Amendment (Authorized Share Increase)	Herewith
2.5	Articles of Incorporation Amendment (Authorized Share Increase)	Herewith
3.1	Stock Purchase Agreement between SStarTrade Tech, Inc. and SStarTrade SA	Herewith
4.1	Form of Subscription Agreement	Herewith
12.1	Consent of Eilers Law Group, P.A.	Herewith
15.1	Supplemental Information Related to Use of Proceeds	Herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas on this 30th day of December 2019.

By:	/s/ Bruno Horn
Bruno Horn, Chief Executive Officer, President Principal Executive Officer Principal Accounting Officer Principal Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Simon Carse	12/30/2019
Simon Carse, Chairman of the Board	Date

/s/ Karl-Axel Waplan	12/30/2019
Karl-Axel Waplan, Director	Date

SSTARTRADE TECH, INC.

(formerly Smart Holdings, Inc.)

Notes to the Consolidated Financial Statements

(Unaudited - Expressed in U.S. Dollars)

SStartrade Tech, Inc

Balance Sheet

(Values in 000s USD)

Period Ending	December 31, 2018 (Annual)	December 31, 2017 (Annual)

Assets
Current Assets
Cash and Cash Equivalents	33,863	21,192
Short Term Investments	8,547	3,572
Net Receivables	19,228	18,459
Inventories	3,812	3,251
Other Current Assets	9,174	3,921
Total Current Assets	74,624	50,395
Long Term Assets
Long Term Investments
Property Plant and Equipment	19,197	19,197
Goodwill	7,044	7,044
Intangible Assets	50,747	49,567
Other Assets	6,718	5,288
Deferred Long Term Asset Charges	1,462	1,351
Total Assets	159,792	132,842

Liabilities
Current Liabilities
Accounts Payable	39,844	14,113
Short Term and Current Long-Term Debt	68,362	50,570
Other Current Liabilities	11,281	5,604
Total Current Liabilities	119,487	70,287
Long Term Liabilities
Long Term Debt	18,054	14,087
Other Liabilities	19,864	46,318
Deferred Long Term Liability Charges	2,387	2,150
Minority Interest
Total Liabilities	159,792	132,842

Stockholders’ Equity
Preferred Stock
Common Stock	99	99
Retained Earnings	(25,352)	(25,352)
Treasury Stock
Capital Surplus	25,352	25,253
Other Stockholder Equity
Total Stockholder Equity	99	0
Total Liabilities and Stockholders’ Equity	159,891	132,842

Net Tangible Assets	(57,791)	(56,611)

Income Statement

(Values in 000s USD)

Period Ending	December 31, 2018 (Annual)	December 31, 2017 (Annual)

Revenues
Total Revenue	188,467	142,274
Cost of Revenue	84,810	72,560
Gross Profit	103,657	69,714

Operating Expenses
Research and Development	6,161	8,743
Sales, General and Admin.	82,877	48,962
Non-Recurring Items	8,522	3,144
Other	1,585	1,533
Total expenses	99,145	62,382
Operating Income	4,512	7,332

Income From Continuing Operations
Add’l Income/Expense Items
Earnings Before Interest and Tax	4,512	7,332
Interest Expense	(2,473)	(1,308)
Earnings Before Tax	2,039	6,024
Income Tax	268	829
Minority Interest
Equity Earnings Unconsolidated Subsidiary
Net Income Cont. Operations	1,771	5,195

Non-Recurring Events
Discontinued Operations
Extraordinary Items
Effect of Accounting Changes
Other Items
Net Income	1,771	5,195

Cash Flow statement

(Values in 000s USD)

Period Ending	December 31, 2018 (Annual)	December 31, 2017 (Annual)

Operating Activities
Net Income	1,771	5,195
Depreciation
Adjustments to Net Income
Changes in Liabilities	13,812	5,253
Changes in Accounts Receivables	(126)	(2,672)
Changes in Inventories	4,590	13,794
Changes in Other Operating Activities
Total Cash Flow From Operating Activities	18,276	16,375

Investing Activities
Capital Expenditures	(5,241)	(15,703)
Investments	(8,823)	(3,798)
Other Cash Flows From Investing Activities	6,688	6,717
Total Cash Flow From Investing Activities	(7,376)	(12,784)

Financing Activities
Dividends Paid
Sale/Purchase of Stock
Net Borrowings
Other Cash Flows From Financing Activities
Total Cash Flow From Financing Activities
Effect of Exchange Rate Changes

Balance of Cash and Cash Equivalents at the beginning of the reporting period	21,192	14
Balance of Cash and Cash Equivalents at the end of the reporting period	33,863	21,192
Balance of Cash Flows for the reporting period	12,671	21,178

SSTARTRADE TECH, INC.

NOTES TO FINANCIAL STATEMENTS
TWELVE MONTHS ENDED DECEMBER 31, 2018
UNAUDITED; CONSOLIDATED

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS: The Company is incorporated in the State of Nevada on December - 6th, 2005 and the company’s address is Via Bossi 6, CP 6569, 6900 Lugano, Switzerland

BASIS OF ACCOUNTING: These financial statements have been prepared under the accrual method of accounting according to the US GAAP and are presented in US dollars.

INCOME TAXES: The Company created reserves to cover expenses for income tax for this period and are $254,000.

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost and the capitalization threshold is $82,300,000.

Revenue Recognition: The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” (“ASC-605”), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required

NOTE B - GOING CONCERN

The accompanying financial statements have been prepared assuming that SSTARTRADE TECH, INC. will continue as a going concern. Although the Company has generated revenues, the Company has a retained deficit. Accordingly, this factor raises substantial doubt about the Company’s ability to continue as a going concern. Without realization of additional debt or capital, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

NOTE C - COMPANY INFORMATION:

SStartrade Tech, Inc., previously known as Smart Holdings, Inc., owns 74% of SStartrade SA, a Swiss corporation. In turn, SStartrade SA has interests in the prospect of gold mining (through the ownership of 100% of the shares of the Russian gold mining company Favorit-Center LLC) and the steel business (through the possession of 100% of the shares in the Gaysky Steel Plant LLC located in Russia).

SStartrade Tech, Inc. now is concentrating on the primary business of organizing, according to the business plan, financing and execution of the project aiming at extraction of ore gold in the Trans-Baikal Territory of the Russian Federation (Investment project “Kadara”).

The financial statements are consolidated with SStartrade SA (Switzerland), Favorit-Center LLC (Russia) and Gaysky Steel Plant LLC (Russia).

NOTE D - FUNCTIONAL CURRENCY TRANSLATION:

Financials of SStartrade SA are translated into US dollars from Swiss francs at the current exchange rate. Financials of gold mining company Favorit-Center LLC and Gaysky Steel Plant LLC are translated into US dollars from Russian rubles at the current exchange rate.

At the same time, the financial policy of all enterprises of the group of companies SStartrade Tech, Inc. took into account the fact that in 2018, the dollar index to the basket of six major currencies gained by about 6% after a severe loss in the previous year.

NOTE E - LONG-TERM INVESTMENTS FOR THE CURRENT PERIOD

In 2018 companies of the group SStartrade Tech, Inc. did not perform any long-term investments.

NOTE F- FIXED ASSETS FOR THE CURRENT PERIOD

PPE 19,197,000, accumulated depreciation being US$ 1,488,000

Fixed Assets of the Gaysky Steel Plant LLC consist of the following:

-	the land plot with engineering systems and communications with a total area of 87 679 sq.m,
-	transformers and power transmission lines,
-	the process buildings with a total area of 49 834,7 sq.m (three factory buildings, administrative body, building compressor, storage building, building of transformer substation, building of a checkpoint),
-	metalworking, metal-cutting machines and mechanisms, hydraulic press and other equipment (turning and milling equipment, forging and pressing equipment, grinding equipment, EDM equipment, heat treatment equipment, sheet processing equipment, gear processing equipment),
-	freight and passenger vehicles, loaders.

Fixed Assets of the gold mining company Favorit-Center LLC consist of the followings:

-	drilling equipment for exploration of minerals (units, machines, bits, drums and other equipment for prospecting works (concentrators, trays, flushing devices, screens, sluices, etc.),
-	freight and passenger vehicles.

NOTE G - INTANGIBLE ASSETS: Kadara Field US$ 48,870,000.

US GAAP (ASC 805, Business Combinations, and ASC 350, Intangibles — Goodwill and Other) and IFRS (IFRS 3(R), Business Combinations, and IAS 38, Intangible Assets) define intangible assets as non-monetary assets without physical substance. The recognition criteria for both accounting models require that there will be probable future economic benefits and costs that can be reliably measured.

Under US GAAP, intangible assets are classified into: purchased vs. internally created intangibles and limited-life vs. indefinite-life intangibles. Internally created intangibles of the company that are definable, are recorded.

The right to use a field (the cost of the field) is an intangible asset of a gold mining company. According to the European valuation standards (developed by the European Group of Valuers’ Associations (TEGoVA)), intangible assets include assets that manifest themselves by their economic properties - they do not have physical substance, but give rights and privileges to their owner, and usually generate income for their owner.

In the case of fields, intangible assets of gold mining companies are the rights to use them arising from licenses. Accordingly, the valuation of the right to use a field in economic terms is the assessment of the value of the income generated by the use of the field after deduction of all costs, as well as the rate of return on invested capital and the rate of capital replacement (depreciation).

As a rule, the income approach methods are applied for assessing the market value of mineral deposits or subsoil plots (right to use mineral wealth).

The application of the income approach to fields or rights to use them includes:

■	timing of income receipt - the term of the field life or the term of the license;

■	forecasting future income - the amount of the net operating income by years of the field operation;
■	assessment of the risk associated with income generation - similar to other real estate, plus the risk of the failure to prove the reserves and the risk of complexity of the geological structure;
■	determination of the discount rate and the capitalization rate - similar to other real estate facilities;
■	determination of the amount of the current value - similar to other real estate facilities.

The calculation of the cost of Kadara gold field involved financial calculations and the actual data from the following documents:

■	“Business plan of the project of extraction of gold ore in Trans-Baikal region, Russian Federation (“Kadara” investment project)”,
■	“Report on results of geological exploration and mining of ore gold and associated components of Kadara river basin” approved by Trans-Baikal Territorial Department of the Federal Subsoil Resources Management Agency of the Russian Federation (Zabaykalnedra).

The income approach is a set of methods of valuation of the cost of a subject property based on determination of the expected income from the subject property:

■	the discounted cash flow method,
■	the method of capitalization by calculation model
■	the method of direct capitalization.

NOTE H - FINANCIAL PAYABLE:

The Bank Loans are stated in Financial Payable account entry and it is divided as short-term (current) and long-term (non-current).

NOTE I - SHORT TERM INVESTMENTS ARE COMPRISED OF THE FOLLOWING:

Short-term investments in the amount of 8,547 thou USD comprised of the following:

Securities issued by the state and municipality - 2,654 thou USD

- Securities (bills of exchange) of various counterparty enterprises - 4,288 thou USD

- Deposits in financial institutions - 1.605 thou USD

NOTE J - Net Receivables are comprised of the following and the company’s policy for establishing a allowance for bad debt is as follows:

Net receivables in the amount of 19,228 thou USD comprised of the following:

- Trade receivables of buyers and customers - 17,662 thou USD

- Overpayment of taxes, fees, insurance contributions to the funds - 474 thou USD

- Other receivables - 1,510 thou USD Total:

- Estimated provision for doubtful debts - (418) thou USD

Total net receivables minus reserve - 19,228 thou USD

At December 31, 2018, receivables were not pledged as loans and loans granted to SSTT Group companies. The company’s policy for establishing an allowance for bad debt is as follows:

Due to high credit quality and short-term trade receivables reserve for expected credit losses for significant counterparties is determined on the basis of 12-month expected credit losses. SSTT Group Companies have no trade debtor assets debts of buyers and customers, credit-depreciated upon initial recognition.

NOTE K - INVENTORY IS COMPRISED OF THE FOLLOWING:

Inventory is comprised of the following:

- Inventory stocks (forgings from special steels and titanium alloys for aircraft manufacturing; hardware products, wire, slings, fasteners) - 3,812 thou USD

NOTE L - OTHER CURRENT ASSETS ARE COMPRISED OF THE FOLLOWING:

Other current assets in the amount of 9,174 thou USD are comprised of the following:

- Proceeds from the sale of property whose title is not yet registered to the buyer - 6,088 thou USD

- Accrued VAT on revenue, which temporarily cannot be taken into account - 1,214 thou USD

- VAT on advances and excise taxes, which are planned for reimbursement in the near future - 1,872 thou USD

NOTE M - OTHER ASSETS ARE COMPRISED OF THE FOLLOWING:

Other assets in the amount of 6,718 thou USD are comprised of the following:

Financial assets measured at fair value through other comprehensive income:

- Investments in shares - 837 thou USD Financial assets measured at amortized cost:

- Loans issued - 2,657 thou USD

- Deposits and certificates of deposit - 3,224 thou USD

NOTE N - THE COMPANY’S POLICY ON LONG TERM ASSET CHARGES AND DEFERRED LONG TERM LIABILITY CHARGES IS AS FOLLOWS:

The initial value of fixed assets received under contracts providing for the fulfillment of obligations (payment) by non-monetary fund’s recognizes the value of assets transferred or to be transferred by the organization. The value of the property transferred or to be transferred is set on the basis of prices at which in comparable circumstances the Company usually determines the value of similar values. Depreciation of fixed assets is made by a linear method based on the initial value of fixed assets and useful life use of this facility. Applying a linear depreciation method produced during the entire useful life of the object.

A reserve of doubtful debts is created in case of recognition of receivables doubtful with the assignment of amounts to the financial results:

●	settlements with customers and customers for products, goods, works and services;
●	on settlements with suppliers and contractors in terms of advances made;
●	on settlements with other debtors (including accrued interest (loans issued)).

Reserve for doubtful debts on settlements with other debtors is created at the end reporting year. Provision for impairment of financial investments is created at the end of the reporting year at the difference between the accounting and the estimated value of financial investments which does not determine their current market value and when verified confirms sustainable significant reduction in the cost of financial investments.

NOTE O - During 2018, the companies of the SSTT Group did not delay payments under credit agreements, loan agreements, and also had no overdue interest payments.

NOTE P - OTHER LIABILITIES ARE COMPRISED OF THE FOLLOWING:

Other liabilities in the amount of 19,864 thou USD are comprised of the following:

- Accounts payable to suppliers and contractors with a maturity of over 12 months - 11,887 thou USD

- Long-term finance lease liabilities - 6,274 thou USD

- Employee Pension Plan - 1,703 thou USD

NOTE Q - RELATED PARTY TRANSACTIONS FOR THE YEARS PRESENTED WERE

In these consolidated financial statements, parties are considered to be related, one of which has the ability to control or exercise significant influence on operational and financial decisions of the other party. In 2018, the SSTT Group companies carried out transactions with shareholders and companies controlled by shareholders (including enterprises which are directly or indirectly controlled by the Government of the Russian Federation), associated enterprises, staff, pension funds.

Related parties may carry out transactions that unrelated parties may not conduct. In addition, such transactions may be conducted on terms other than the terms of transactions between unrelated parties.

Transactions with shareholders and companies controlled by shareholders:

Sales revenue and revenues - 18,434 thou USD

- Sales of products - 13,771 thou USD

- Auxiliary services and other sales - 2,629 thou USD

- Financial income - 2,034 thou USD

Costs and expenses - 14,892 thou USD

Transactions with associates

Sales revenue and revenues - 4,557 thou USD

Costs and expenses - 3,141 thou USD

Operations with non-state pension funds

Costs and expenses - 1,868 thou USD

NOTE R - Common stock transactions for the periods presented were as follows: For the submitted period of operations no additional shares were issued.

NOTE Q - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to the issuance of the financial statements, dated December, 31, 2018 and has determined that it does not have any material subsequent events to disclose in these financial statements.